UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 21, 2009, Pinnacle Entertainment, Inc. (the “Company”) entered into that certain Fourth Amendment to its Credit Agreement (as defined below) (the “Fourth Amendment”) amending certain provisions of that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005, as previously amended, among the Company, as borrower, the lenders from time to time party thereto, and Lehman Commercial Paper Inc. (“LCPI”), as administrative agent (who upon execution of the Agency Transfer Agreement (as defined below) will be replaced by Barclays Bank PLC) (as so amended, the “Credit Agreement”). Certain defined terms used herein and not defined herein are defined in the Fourth Amendment or the Credit Agreement.

Pursuant to the Fourth Amendment:

(i)	The maximum permitted rolling four-quarter Consolidated Leverage Ratio was increased as follows: the maximum permitted Consolidated Leverage Ratio was increased to 6.50:1.00 for the fiscal quarters ending June 30, 2009, September 30, 2009 and December 31, 2009, 6.75:1.00 for the fiscal quarter ending on March 31, 2010, 6.50:1.00 for the fiscal quarter ending on June 30, 2010, and 6.00:1.00 for the fiscal quarter ending on September 30, 2010 and, for all fiscal quarters ending thereafter, the maximum permitted Consolidated Leverage Ratio returns to 5.00:1.00. However, the expiration date of the Credit Agreement is December 14, 2010. These covenant levels were modified to take into account the expected completion schedule of our River City project as borrowings are expected to grow to fund the project’s completion. The original credit agreement expected an earlier opening of River City and the Consolidated Leverage Ratio covenant was scheduled to tighten before the now anticipated opening of River City in spring 2010.

(ii)	The required minimum rolling four-quarter Consolidated Interest Coverage Ratio for each of the Company’s fiscal quarters ending on March 31, 2010 and June 30, 2010 was decreased from 2.00:1.00 to 1.75:1.00.

(iii)	The applicable margin for all revolving credit loans that mature prior to the Non-Extending Revolving Credit Termination Date (as hereinafter defined) was increased by 0.50 percentage points.

(iv)	The Company is permitted to issue senior unsecured notes, subject to the financial covenants and to the other terms set forth in the Credit Agreement.

(v)	The Company may from time to time: (A) request lenders, in their discretion, to convert all or a portion of their existing revolving loan commitments to a new tranche of extending revolving loan commitments that mature on a date beyond the existing maturity date of December 14, 2010 (the “Non-Extending Revolving Credit Termination Date”) on such pricing terms (including the applicable margin and any upfront fees and commitment fees) as may be agreed upon by the Company and the lender(s) in an extending revolving credit commitment agreement, and/or (b) request extending revolving loan commitments or term loans from new lenders, in each case without increasing the total amount of loans that may be outstanding under the Credit Agreement beyond $625 million. Existing lenders are neither required to extend the current maturity of their commitments nor provide additional commitments.

(vi)	The Company broadened the definition of “Defaulting Lender” to include, among others, not only any lender who fails to fund its portion of any Loans required to be funded by it under the Credit Agreement, but also any lender who becomes the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority or who has notified the administrative agent or the Company that it does not intend to comply with its funding obligations generally (any such event a “Lender Default”). The broadening of this definition increases the number of circumstances in which we may assign and delegate without recourse all of a lender’s interests, rights and obligations (at par) under the Credit Agreement to an assignee that agrees to assume all of its obligations.

(vii)	The definition of “Base Rate” was changed to include a floor of one-month LIBOR plus one percentage point.

(viii)	Each Lender’s commitment was reduced by fifteen percent (15.0%) (the “Commitment Reduction”), so that the aggregate commitment under the Credit Agreement, as amended, is $531.25 million.

(ix)	The lender issuing a letter of credit or making a swing line loan may, if a Lender Default exists, or if such lender determines in its reasonable discretion that there may be a risk of one or more lenders becoming a Defaulting Lender, require back-stops from the Company as a condition to issuing a letter of credit or making a swing line loan, which back-stops may include requiring the Company to enter into cash collateral arrangements to the extent of the participation of the Defaulting Lender(s) in the letter of credit or swing line loan.

(x)	Upon satisfaction of the conditions set forth in that certain Amendment, Resignation, Waiver, Consent and Appointment Agreement, attached as Exhibit F to the Fourth Amendment (the “Agency Transfer Agreement”), the Agency Transfer Agreement will be executed and become effective (such date of effectiveness, the “Agency Transfer Date”). At that time, LCPI’s resignation as the administrative agent under the Credit Agreement and Barclays Bank PLC’s appointment to replace LCPI in such capacity will become effective. Effective as of the Agency Transfer Date, the Company’s release of LCPI from claims and damages under the Credit Agreement and its agreement not to institute action against LCPI under the Credit Agreement will become effective, but LCPI’s commitment as a lender under the Credit Agreement will remain formally in place. LCPI has not funded its commitment under the Credit Agreement since it entered bankruptcy on October 5, 2008, and the Company has no effective remedy to require LCPI to fund its commitment. Taking into consideration the fifteen percent (15.0%) reduction in commitments discussed above, LCPI’s current commitment comprises approximately $31.3 million of the $531.25 million facility. Pursuant to the Credit Agreement, any reduction in the commitments of the lenders must be pro rata in accordance with the commitment of each lender as a percentage of the lenders’ aggregate commitments. Because LCPI’s commitment remains formally in place and because the release merely reflects the actual status of the LCPI commitment, the Company believes that its release of LCPI does not constitute a non-pro rata reduction of the revolver commitment that would be prohibited under the Credit Agreement.

(xi)	Certain other changes were made to the Credit Agreement.

The foregoing is only a summary of the terms of the Fourth Amendment, and is qualified by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of July 21, 2009, by and between Pinnacle Entertainment, Inc., a Delaware corporation, Lehman Commercial Paper Inc., as the administrative agent, and the Required Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)
Date: July 24, 2009	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of July 21, 2009, by and between Pinnacle Entertainment, Inc., a Delaware corporation, Lehman Commercial Paper Inc., as the administrative agent, and the Required Lenders.